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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [X]   Soliciting Material Under Rule 14a-12


                          NORTHFIELD LABORATORIES INC.

                (Name of Registrant as Specified in its Charter)

                                C. ROBERT COATES
                                ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)     Title of each class of securities to which transaction applies:
     2)     Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)     Proposed maximum aggregate value of transaction:
     5)     Total fee
            paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:
     2)     Form, Schedule or Registration Statement No.:
     3)     Filing Party: C. Robert Coates
     4)     Date Filed: July 10, 2002


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URGENT!  NOW YOUR VOTE FOR NEW DIRECTORS CAN MAKE A DIFFERENCE AT NORTHFIELD
LABS

Dear Northfield Investor:

For the first time ever you have the opportunity to directly influence the value of your stock in Northfield Labs and the company's future.

We've all suffered through the bad news of the FDA refusing to even consider
Northfield's seriously flawed Biologic Application for PolyHeme....  We've stood by watching helplessly as our investments plunged in value....  We've watched and patiently waited for any sign that Northfield's directors and management cared enough to even communicate with us.

With the stock hitting new lows and the wall of silence still surrounding Northfield, you've probably wondered how shareholders could ever improve the situation....

Now there is a way. This year two new, truly independent, candidates are challenging the incumbent directors of the Northfield Board. Bert Williams and
C. Robert Coates are making this a real election and giving shareholders a choice in directors. And we have a well-defined and documented plan that can increase the value of your Northfield shares.

By voting for Bert Williams and C. Robert Coates you will play a key role in bringing shareholders the representation they deserve on the Northfield Board.

We believe in PolyHeme's commercial potential and so do the many experts we've talked to about this life saving product. We are certain that we can help attract a major pharmaceutical company to partner with Northfield Labs. Then Northfield Labs can gain the management talent and additional money it desperately needs for FDA approval and the production and sale of its breakthrough product.

We're going to need your support in getting out the vote. I personally have lost a huge amount of my money in Northfield stock and now I'm paying for all the costs of this expensive proxy contest. So I would appreciate your sharing this news with any other Northfield investors you know. By the way, Northfield's directors are going to use your money and my money to try and stop us. They could easily have invited Bert and me to join the board but they chose not to do so.

Please don't wait another day to turnaround Northfield. Please review our proxy and press release now and then sign and mail your ballot.

Thank you. Here's to a brighter future for our investments in Northfield Labs.

C. Robert Coates

P.S. It's important that we get your comments and suggestions. We want to represent your interests, no matter how many shares you own. Please call us at 1-800-295-0841, extension 240 or e-mail us at sgoldberg@rcoates.com . Let's work together to restore confidence in America's publicly traded companies by making a good example of Northfield Labs.